UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2015

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 17, 2015, Automatic Data Processing, Inc., a Delaware corporation (the “Company”), entered into a $2.75 billion 364-Day Credit Agreement (the “364-Day Facility”) and a $2.25 billion Five-Year Credit Agreement (the “Five-Year Facility,” and together with the 364-Day Facility, the “Facilities”) with a group of lenders. The Five-Year Facility contains an accordion feature under which the aggregate commitment can be increased by $500 million to $2.75 billion, subject to the availability of additional commitments. The 364-Day Facility replaced the Company’s prior $2.25 billion 364-day facility and the Five-Year Facility replaced the Company's prior $2.00 billion amended and restated five-year facility, both of which were terminated on June 17, 2015. JPMorgan Chase Bank, N.A. acts as Administrative Agent, and Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., and Citibank, N.A., as Syndication Agents for the Facilities. The existing $3.25 billion five-year credit agreement entered into on June 18, 2014 will continue in full force and effect.
Two borrowing options will be available under the Facilities: (i) a competitive advance option and (ii) a revolving credit option. The competitive advance option will be provided on an uncommitted competitive advance basis through an auction mechanism. The revolving credit will be provided on a committed basis. Under each option, amounts borrowed and repaid may be reborrowed subject to availability under each Facility.
The Lenders’ commitments under the 364-Day Facility will expire on June 15, 2016 and any borrowings outstanding will mature and be payable on such date (or, at the option of the Company, subject to the accuracy of all representations and warranties and the absence of any default, on June 15, 2017). The Lenders’ commitments under the Five-Year Facility will expire and the borrowings thereunder will mature on June 17, 2020. The Company may, from time to time and by written notice to the Administrative Agent given not fewer than 30 days and not more than 120 days prior to any anniversary of June 17, 2015, request that the Lenders extend the commitments under the Five-Year Facility for an additional period of one year.
Under each Facility, interest under a competitive advance option will be payable at the rates obtained from bids selected by the Company in accordance with the competitive auction procedures set forth in each Facility.
At the Company’s option, under each Facility revolving loans will bear interest at a floating rate per annum based on margin over a LIBOR-based rate for a one, two, three or six month interest period as selected by the Company or a margin over a floating rate per annum determined by reference to the highest of (i) JPMorgan Chase Bank, N.A.’s prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) a LIBOR-based rate for a one month interest period plus 1%.
In addition, the Company will pay a commitment fee on the aggregate unused commitments as follows: (i) in the case of the 364-Day Facility, at a rate of 0.0175% per annum,

and (ii) in the case of the Five-Year Facility, at a rate (ranging from 0.04% to 0.10%) determined by Company’s issuer rating established by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. Also, the Company will pay a term-out fee of 0.75% of the amount of any loans outstanding under the 364-Day Facility after June 15, 2016.
The Facilities’ other terms are substantially similar to the terms of the facility they replaced, including customary covenants that  restrict the Company’s and its borrowing subsidiaries’ ability to create liens or other encumbrances, enter into sale and leaseback transactions and enter into consolidations, mergers and transfers of all or substantially all of their respective assets. Each Facility contains customary events of default that would permit the lenders to accelerate the loans, including the failure to make timely payments under a Facility or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.
The Company has agreed to guarantee any obligations of any of its subsidiaries that are entitled to borrow the funds under each Facility. Borrowings under the Facilities may be used for general corporate purposes.
The Facilities are led by J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Wells Fargo Securities, LLC, and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners. Deutsche Bank Securities Inc., Barclays Bank PLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. are Documentation Agents.
Certain of the lenders under the Facilities, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.
The foregoing description is qualified in its entirety by reference to the Facilities, which are filed as Exhibits 10.12 and 10.14 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.12
364-Day Credit Agreement, dated as of June 17, 2015, among Automatic Data Processing, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., Barclays Bank PLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agents.

Exhibit 10.14
Five-Year Credit Agreement, dated as of June 17, 2015, among Automatic Data Processing, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., Barclays Bank PLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015	Automatic Data Processing, Inc.

	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

Exhibit Index

Exhibit Number	Description
10.12	364-Day Credit Agreement, dated as of June 17, 2015, among Automatic Data Processing, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., Barclays Bank PLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agents.

10.14	Five-Year Credit Agreement, dated as of June 17, 2015, among Automatic Data Processing, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., Barclays Bank PLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agents.